Exhibit 4.1

ALCO STORES, INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

AMENDED AND RESTATED

RIGHTS AGREEMENT

dated as of

June 9, 2014

Exhibit A

Form of Right Certificate

Form of Assignment

Form of Election to Purchase

Exhibit B

Summary of Rights to Purchase Common Stock

AMENDED AND RESTATED RIGHTS AGREEMENT

This Amended and Restated Rights Agreement, dated as of June 9, 2014 (this “Agreement”), is between ALCO STORES, INC., a Kansas corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement, dated May 3, 2013 (as previously amended, the “Prior Agreement”), and in connection with the Prior Agreement, the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one common share purchase right (a “Right”) for each share of the common stock, $0.0001 par value, of the Company (“Common Stock”) outstanding as of the close of business on May 13, 2013 (the “Record Date”) and authorized the issuance of one Right in respect of each share of Common Stock issued by the Company after the close of business on the Record Date (except as otherwise provided in Section 3(g) of the Prior Agreement), all upon the terms and subject to the conditions set forth in the Prior Agreement; and

WHEREAS, Section 27 of the Prior Agreement provides that, at any time when the Rights are redeemable, the Company may from time to time, in its sole and absolute discretion, supplement or amend any provision of the Prior Agreement in any respect without the approval of any holders of the Rights; and

WHEREAS, the Rights are currently redeemable; and

WHEREAS, the Company desires to amend the Prior Agreement in certain respects and to restate the Prior Agreement as so amended in the form of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.                                           Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)                                 “Acquiring Person” shall mean any Person (other than a Company Entity) who or that shall be or become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding.  Notwithstanding the foregoing:

(i)                                     a Person who or that becomes the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding as the result of an acquisition of Common Stock by a Company Entity (which, by reducing the number of shares then outstanding, increases the proportion of the shares of Common Stock then outstanding that are Beneficially Owned by such Person) shall not be an “Acquiring Person” for purposes of this Agreement (such that, for the avoidance of doubt, no Shares Acquisition Time, Redemption Deadline or Distribution Time shall occur as a result thereof and no adjustment pursuant to Section 11(a)(ii) or Section 13 shall be made in respect thereof); provided, however, that if, at any time after such acquisition of

Common Stock by a Company Entity, such Person becomes the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) and, upon becoming the Beneficial Owner of such additional share or shares of Common Stock, such Person is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, then such Person shall, as of such time, become an “Acquiring Person” (subject to the applicability of Section 1(a)(ii));

(ii)                                  if (A) the Board determines in good faith that a Person who or that has satisfied the conditions for being or becoming an “Acquiring Person” pursuant to the other provisions of this Section 1(a) did so inadvertently (including, without limitation, because (1) such Person was unaware that such Person was or had become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or (2) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, (B) such Person (and/or its Affiliates and Associates) divests Beneficial Ownership of a sufficient number of shares of Common Stock (including, in the case solely of Derivative Common Shares (as defined in Section 1(e)(iv)), by terminating one or more subject derivative transactions or disposing of a sufficient number of subject derivative securities) so that such Person would no longer satisfy the conditions for being an “Acquiring Person” pursuant to the other provisions of this Section 1(a), and (C) such determination by the Board is made and such divestment by such Person (and/or its Affiliates and Associates) is completed prior to the time when any Right is first distributed by the Rights Agent pursuant to Section 3(e), then such Person shall not be an “Acquiring Person” and shall be deemed to have not previously been an “Acquiring Person” for purposes of this Agreement (such that, for the avoidance of doubt, no Shares Acquisition Time, Redemption Deadline or Distribution Time shall occur, or be deemed to have occurred, as a result thereof and no adjustment pursuant to Section 11(a)(ii) or Section 13 shall be made in respect thereof); provided, however, that if, at any time after such determination and divestment, such Person becomes the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) and, upon becoming the Beneficial Owner of such additional share or shares of Common Stock, such Person is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, then such Person shall, as of such time, become an “Acquiring Person” (unless a subsequent determination and divestment is made pursuant to this Section 1(a)(ii)); and

(iii)                               a Person who or that, at the time of the first public announcement of the adoption of the Prior Agreement, was the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding shall not be an “Acquiring Person” and shall be deemed to have not previously been an “Acquiring Person” for purposes of this Agreement (such that, for the avoidance of doubt, no Shares Acquisition Time, Redemption Deadline or Distribution Time shall occur, or be deemed to have occurred, as a result thereof and no adjustment pursuant to Section 11(a)(ii) or Section 13 shall be made in respect thereof); provided, however, that if, at any time after the first public announcement of the adoption of the Prior Agreement, such Person became or becomes the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) and, upon becoming the Beneficial Owner of such additional share or shares of Common Stock, such Person was or is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, then such Person shall, as of such time, become an “Acquiring Person” (subject to the applicability of Section 1(a)(ii)).

(b)                                 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c)                                  “Agreement” shall have the meaning set forth in the preamble hereto.

(d)                                 “Associate,” when used to indicate a relationship with any Person, shall mean each, any and all of the following:

(i)                                     any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person is a director, officer, manager or general partner;

(ii)                                  any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; provided, however, that any such firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity shall not be an “Associate” of a Person if, and only for so long as, such Person (A) satisfies the criteria set forth in both Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) of the General Rules and Regulations under the Exchange Act, (B) has reported Beneficial Ownership of the equity securities of such firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity on Schedule 13G under the Exchange Act and is not required to report its ownership of such equity securities on Schedule 13D under the Exchange Act, (C) is the Beneficial Owner of less than 20% of the shares of Common Stock then outstanding (including any such shares that are beneficially owned by such Person’s Affiliates and Associates after giving effect to this proviso) and (D) has not reported and is not required to report its ownership of Common Stock on Schedule 13D under the Exchange Act;

(iii)                               any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

(iv)                              any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

(e)                                  A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)                                     that such Person, or any of such Person’s Affiliates or Associates, beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

(ii)                                  that such Person, or any of such Person’s Affiliates or Associates, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of other conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, warrants, options or other rights; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (2) securities that such Person or any of such Person’s Affiliates or Associates has a right to acquire upon the exercise of Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding, written or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)                               that are beneficially owned, directly or indirectly, by any other Person with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) (A) for acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Section 1(e)(ii)(B)) or disposing of any securities of the Company or (B) to cooperate in obtaining, changing or influencing the control of the Company; provided, however, that (1) nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such forty (40) day period, (2) a Person who is a director, officer or employee of a Company Entity shall not, solely by reason of such Person’s status or authority as such, be deemed to be the “Beneficial Owner” of, or to “beneficially own,” any securities (including, without limitation, in a fiduciary capacity) beneficially owned by such Company Entity or by any other director, officer or employee of such Company Entity and (3) a Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” any securities held by such Person in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third Persons who are not Affiliates or Associates of such Person; or

(iv)                              that are the subject of a derivative transaction entered into by such Person (or any of such Person’s Affiliates or Associates), or a derivative security acquired by such Person (or any of such Person’s Affiliates or Associates), that gives such Person (or any of such Person’s Affiliates or Associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is determined by reference to the price or value of such securities, or that provides such Person (or any of such Person’s Affiliates or Associates) an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (A) such derivative conveys any voting rights in such securities to such Person (or any of such Person’s Affiliates or Associates), (B) the derivative is required to be, or capable of being, settled through delivery of such securities or (C) such Person (or any of such Person’s Affiliates or Associates)

may have entered into other transactions that hedge the economic effect of such derivative.  In determining the number of shares of Common Stock beneficially owned by virtue of the operation of this Section 1(e)(iv), the subject Person shall be deemed to beneficially own (without duplication) the notional or other number of shares of Common Stock specified in the documentation evidencing the derivative position as being subject to being acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Common Stock is specified in such documentation or otherwise), as determined by the Board in good faith to be the number of shares of Common Stock to which the derivative position relates.  Such shares of Common Stock that are deemed beneficially owned pursuant to the operation of this Section 1(e)(iv) shall be referred to herein as “Derivative Common Shares.”

Notwithstanding anything in this Section 1(e) to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to own beneficially hereunder.

(f)                                   “Board” shall have the meaning set forth in the recitals hereof.

(g)                                  “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(h)                                 “close of business” on any given day shall mean 5:00 p.m., Eastern Time, on such day; provided, however, that if such day is not a Business Day, “close of business” shall mean 5:00 p.m., Eastern Time, on the next succeeding Business Day.

(i)                                     “Common Stock” shall have the meaning set forth in the recitals hereof.

(j)                                    “Common Stock Equivalents” shall mean shares or fractions of shares of preferred stock or other equity securities of the Company that, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock.  The value of a Common Stock Equivalent on any date shall be deemed to equal the current market price per share of the Common Stock on such date.

(k)                                 “Company” shall have the meaning set forth in the preamble hereto.

(l)                                     “Company Entity” shall mean (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or of any subsidiary of the Company or (iv) any entity organized, appointed or established pursuant to the terms of any such employee benefit plan.

(m)                             “current market price per share” shall have the meaning set forth in Section 11(d).

(n)                                 “Current Value” shall have the meaning set forth in Section 11(a)(iii).

(o)                                 “Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock at a meeting of stockholders with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company.

(p)                                 “Distribution Time” shall mean the close of business on the tenth (10th) Business Day after the Redemption Deadline.

(q)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)                                    “Exchange Ratio” shall have the meaning set forth in Section 24(a).

(s)                                   “Exercise Period” shall mean the period from and after the Distribution Time until the first to occur of (i) the time at which the Rights are redeemed as provided in Section 23, (ii) the time at which the Rights are exchanged as provided in Section 24(a) and (iii) the close of business on the Expiration Date.

(t)                                    “Expiration Date” shall mean the earlier to occur of the following:  (i) September 30, 2014, (if and only if Stockholder Approval has not been obtained on or prior to September 30, 2014) and (ii) June 9, 2017 (if and only if Stockholder Approval has been obtained on or prior to September 30, 2014).

(u)                                 “Outside Meeting Date” shall have the meaning set forth in Section 23(b).

(v)                                 “Person” shall mean any individual, firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(w)                               “Pre-Exercise Period” shall mean the period of time following the close of business on the Record Date and prior to the first to occur of (i) the Distribution Time, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which the Rights are exchanged as provided in Section 24(a) and (iv) the close of business on the Expiration Date.

(x)                                 “Principal Party” shall have the meaning set forth in Section 13(b).

(y)                                 “Purchase Price” shall have the meaning set forth in Section 4.

(z)                                  “Qualified Offer” shall mean an offer determined by a majority of the Board to have each of the following characteristics:

(i)                                     a fully financed, all-cash tender offer, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii)                                  an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii)                               an offer the per-share offer price of which exceeds the greatest of (A) the highest reported market price per share of the Common Stock during the 24 months immediately preceding the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act), (B) the highest price per share of the Common Stock paid by the Person making the offer (or any of such Person’s Affiliates) during the 24 months immediately preceding the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act) or prior to the expiration of the offer, (C) an amount that is 25% higher than the 12-month moving average per share price of the Common Stock (determined as of the Trading Day immediately preceding the date of commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act)), (D) an amount that is 25% higher than the current market price per share (as “current market price per share” is determined pursuant to Section 11(d)) of the Common Stock on the Trading Day immediately preceding the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act) and (E) if, at the time that the offer is commenced (within the meaning of Rule 14d-2(a) under the Exchange Act), any other offer that is a Qualified Offer has been commenced and remains open, the price per share of the Common Stock offered in such earlier Qualified Offer; provided, however, that, to the extent that an offer that includes common stock of the offeror, such per-share offer price of the offer will be determined by valuing such common stock of the offeror at the lowest reported market price for such common stock of the offeror during the five (5) trading days immediately preceding and the five (5) trading days immediately following the commencement of the offer (within the meaning of Rule 14d-2(a) under the Exchange Act);

(iv)                              an offer that, within twenty (20) Business Days after the commencement date of the offer (or within ten (10) Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate;

(v)                                 if the offer includes shares of common stock of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board to evaluate the offer and make an informed decision and, if requested by the Board, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view and (B) within ten (10) Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed such due diligence review to its satisfaction (or, following completion of such due diligence review, within ten (10) Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the

Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten (10) Business Day period, render an opinion to the Board that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse effect on the value of the common stock of the offeror;

(vi)                              an offer that is subject to only the minimum tender condition described below in Section 1(z)(ix) and other customary terms and conditions (the “Customary Conditions”), which Customary Conditions may include a condition based upon the occurrence of a material adverse event, but which Customary Conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;

(vii)                           an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that, subject to the Customary Conditions, the offer will remain open for at least ninety (90) days and, if a Special Meeting is duly requested in accordance with Section 23(b), for at least ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within sixty (60) days following receipt of the Special Meeting Notice in accordance with Section 23(b), for at least ten (10) Business Days following such sixty (60) day period;

(viii)                        an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror, subject to the Customary Conditions, that, in addition to the minimum time periods specified above in Section 1(z)(vii), the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty (20) Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open, as a result of Section 1(z)(vii) and this Section 1(z)(viii), beyond (A) the time that any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under such Section 1(z)(vii) and this Section 1(z)(viii) or (B) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e—1 under the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (C) one (1) Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(ix)                              an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(x)                                 an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

(xi)                              an offer pursuant to which the Company and its stockholders have received an irrevocable, legally binding written commitment of the offeror, subject to the Customary Conditions, that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;

(xii)                           an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) under the Exchange Act, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xiii)                        if the offer includes non-cash consideration, (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or the NASDAQ National Market System, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if such approval is required, such approval has already been obtained, (D) no Person (including such Person’s Affiliates and Associates) beneficially owns 20% or more of the voting stock of the issuer of such common stock at the time of commencement of the offer or at any time during the term of the offer, (E) no other class of voting stock or other voting securities of the issuer of such common stock is outstanding and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of this Section 1(z), “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (1) firm, unqualified, legally binding written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions (for the avoidance of doubt it being understood that a provision relating to the sharing with a financing source of any break-up or termination fee shall be considered customary), (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding written commitment being provided by the offeror to the Board, subject to the Customary Conditions, to maintain such availability until the offer is consummated or withdrawn or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer.  If an offer becomes a Qualified Offer in accordance with this Section 1(z), but subsequently ceases to be a Qualified Offer as a result of the failure at a later date of such offer to continue to satisfy any of the requirements of this Section 1(z), such offer shall cease to be a Qualified Offer and the provisions of Section 23(b) shall no longer be applicable to such offer, provided that the actual redemption of the Rights pursuant to Section 23(b) shall not have already occurred.

(aa)                          “Record Date” shall have the meaning set forth in the recitals hereof.

(bb)                          “Redemption Deadline” shall mean the earlier to occur of (i) the first public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that a Person has become an “Acquiring Person” for purposes of this Agreement and (ii) the time when a majority of the members of the Board then in office has actual knowledge that a Person has become an “Acquiring Person” for purposes of this Agreement.

(cc)                            “Redemption Price” shall have the meaning set forth in Section 23(a).

(dd)                          “Redemption Resolution” shall have the meaning set forth in Section 23(b).

(ee)                            “Right” shall have the meaning set forth in the recitals hereof.

(ff)                              “Right Certificate” shall mean a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one or more of the Rights.

(gg)                            “Rights Agent” shall have the meaning set forth in the preamble hereto.

(hh)                          “Securities Act” shall mean the Securities Act of 1933, as amended.

(ii)                                  “Security” shall have the meaning set forth in Section 11(d).

(jj)                                “Senior Voting Stock” shall have the meaning set forth in Section 13(b).

(kk)                          “Shares Acquisition Time” shall mean the time when any Person first becomes an Acquiring Person.

(ll)                                  “Special Meeting” shall have the meaning set forth in Section 23(b).

(mm)                  “Special Meeting Notice” shall have the meaning set forth in Section 23(b).

(nn)                          “Special Meeting Period” shall have the meaning set forth in Section 23(b).

(oo)                          “Spread” shall have the meaning set forth in Section 11(a)(iii).

(pp)                          “Stockholder Approval” shall mean the approval of this Agreement by the affirmative vote of the holders of at least a majority of the total voting power of the shares entitled to vote and present in person or represented by proxy at a meeting of stockholders of the Company, duly held in accordance with the Articles of Incorporation of the Company and the

Amended and Restated Bylaws of the Company (as each heretofore amended and as each may hereafter be amended from time to time) and applicable law, at which a quorum is present.

(qq)                          “subsidiary” of a Person shall mean any firm, corporation, limited liability company, partnership, joint venture, bank, trust or other entity of which such Person (or any other subsidiary of such Person) beneficially owns, directly or indirectly, (i) equity securities or equity interests having ordinary voting power sufficient to elect a majority of the board of directors or similar governing body of such entity or (ii) if such entity does not have any such governing body, equity securities or equity interests having a majority of the voting power of the outstanding equity securities or equity interests of such entity.

(rr)                                “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(ss)                              “Summary of Rights” shall have the meaning set forth in Section 3(a).

(tt)                                “Trading Day” shall have the meaning set forth in Section 11(d).

Section 2.                                           Appointment of Rights Agent.  The Company hereby ratifies and confirms the appointment of the Rights Agent pursuant to the Prior Agreement to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby ratifies and confirms its acceptance of such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.

Section 3.                                           Evidence of Rights; Legends.

(a)                                 As soon as practicable after the date of this Agreement, the Company will send a copy of a Summary of Rights to Purchase Common Stock, in substantially the form attached hereto as Exhibit B (the “Summary of Rights”), to each record holder of Common Stock as of the close of business on the date of this Agreement.  If provided with all necessary information and documents, and at the Company’s sole cost and expense, the Rights Agent will so provide a copy of the Summary of Rights to such record holders of Common Stock on behalf of the Company, along with an accompanying cover letter, by first class, postage-prepaid mail or other means used by the Company to deliver proxy statements, to the address of such holder shown on the records of the Company.

(b)                                 During the Pre-Exercise Period, (i) the Rights shall not be evidenced by separate Right Certificates, (ii) (A) if the Common Stock is evidenced by physical stock certificates, the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders thereof and (B) if the Common Stock is not evidenced by physical stock certificates, the Rights will be evidenced by the registration of shares of Common Stock in the book entry ownership records of the transfer agent for the Common Stock, (iii) the record holders of Common Stock represented by such certificates or book entry ownership records shall be the record holders of the Rights represented thereby and (iv) the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

(c)                                  Certificates issued for Common Stock during the Pre-Exercise Period (including, without limitation, certificates issued upon the transfer of outstanding Common Stock, the disposition by the Company of Common Stock out of treasury stock or the issuance or reissuance of Common Stock by the Company out of authorized but unissued shares) shall have impressed on, printed on, written on or otherwise affixed to them a legend substantially as follows:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between ALCO Stores, Inc. and Computershare Trust Company, N.A., as Rights Agent, dated as of June 9, 2014, as the same may be supplemented or amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ALCO Stores, Inc.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  Computershare Trust Company, N.A. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, Rights acquired or beneficially owned by any Person who or that becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and their transferees will become null and void and will no longer be transferable.

Notwithstanding this Section 3(c), the omission of a legend from any certificate representing Common Stock shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(d)                                 Each account statement and each issuance or transfer confirmation that is sent during the Pre-Exercise Period to a record holder of shares of Common Stock registered only in book entry form shall include a notice substantially as follows:

Each share of Common Stock, par value $0.0001 per share, of ALCO Stores, Inc. entitles the holder thereof to certain Rights as set forth in the Amended and Restated Rights Agreement between ALCO Stores, Inc. and Computershare Trust Company, N.A., as Rights Agent, dated as of June 9, 2014, as the same may be supplemented or amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ALCO Stores, Inc.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the book entry registration of shares of Common Stock.  Computershare Trust Company, N.A. will mail to each registered holder of shares of Common Stock a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, Rights acquired or beneficially owned by any Person who or that becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and their transferees will become null and void and will no longer be transferable.

Notwithstanding this Section 3(d), the omission of such notice shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(e)                                  During the Exercise Period, the Rights will be evidenced solely by Right Certificates.  As soon as practicable after the Distribution Time, (i) the Company shall promptly notify the Rights Agent in writing that the Distribution Time has occurred, (ii) the Company shall prepare and execute (and the Rights Agent shall countersign) a Right Certificate in the name of each record holder of Common Stock as of the Distribution Time evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock held of record by each such holder and (iii) the Company shall deliver each such Right Certificate to the record holder of Common Stock named thereon (or such delivery shall be made by the Rights Agent if the Company so requests in writing and if the Company provides the Rights Agent with a list of the record holders of Common Stock entitled to receive a Right Certificate, their respective addresses shown on the records of the Company and such other relevant information as the Rights Agent may reasonably request).  Notwithstanding the foregoing, no Right Certificate shall be prepared in the name of an Acquiring Person or any Affiliate or Associate of an Acquiring Person, or delivered to any such Person, and no Right Certificate shall be prepared or delivered that evidences Rights that have become null and void pursuant to Section 11(a)(ii)).  Until the Rights Agent receives notice pursuant to Section 3(e)(i), the Rights Agent may presume conclusively for all purposes that the Distribution Time has not occurred.  Notwithstanding any other provision of this Agreement to the contrary, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

(f)                                   During the Pre-Exercise Period, the Rights will be transferable only in connection with the transfer of the shares of Common Stock and the transfer of any shares of Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.  During the Exercise Period, the Right Certificates (and the Rights evidenced thereby) shall trade separately from the shares of Common Stock and the Rights will be transferable only by the transfer of the Right Certificate(s) evidencing such Right(s) and subject to the requirements and limitations set forth in Section 6(a).

(g)                                  Rights shall be issued in respect of all shares of Common Stock issued by the Company after the close of business on the Record Date and prior to the Distribution Time (including, without limitation, upon disposition by the Company of Common Stock out of treasury stock or the issuance or reissuance of Common Stock by the Company out of authorized but unissued shares).  Rights shall not be issued in respect of any shares of Common Stock issued by the Company after the Distribution Time, except that Rights shall be issued in respect of shares of Common Stock issued by the Company after the Distribution Time pursuant to (i) the exercise of stock options, (ii) any employee plan or arrangement, (iii) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case that exist prior to the Distribution Time.  Notwithstanding the foregoing, Rights shall not be issued in respect of any shares of Common Stock issued by the Company after the Shares Acquisition Time if such Rights, upon such issuance, would become null and void pursuant to Section 11(a)(ii).

(h)                                 If the Company purchases or acquires any shares of Common Stock during the Pre-Exercise Period, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

Section 4.                                           Form of Right Certificates.  The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but that do not affect the rights, duties or obligations of the Rights Agent as set forth in this Agreement) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22, the Right Certificates, in each case, on their face shall entitle the holders thereof to purchase such number of shares of the Common Stock as shall be set forth therein at the price per share set forth therein (the “Purchase Price”), but the number of such shares (and the type of securities or other property issuable upon exercise of the Rights) and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.                                           Countersignature and Registration.

(a)                                 The Right Certificates shall be executed on behalf of the Company in the manner provided in the bylaws of the Company (as amended from time to time) for Common Stock certificates.  The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.

(b)                                 In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(c)                                  Following the Distribution Time, and receipt by the Rights Agent of (i) written notice of the Distribution Time pursuant to Section 3(e), and (ii) a stockholder list and all relevant information reasonably requested by the Rights Agent pursuant to Section 3(e), the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.                                           Transfer and Replacement of Right Certificates.

(a)                                 Subject to the provisions of Section 14, at any time during the Exercise Period, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii)) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or other securities, or amount of cash or other property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  As a condition to any transfer, split up, combination or exchange of any Right Certificate pursuant to this Section 6, the registered holder of such Right Certificate must (i) deliver to the Rights Agent a written request therefor setting forth the requested action in reasonable detail, (ii) in the case of a transfer, properly complete and duly execute the form of assignment set forth on the reverse side of such Right Certificate, (iii) provide such additional evidence of the identity of the Beneficial Owner (or any former or proposed Beneficial Owner) thereof and the Affiliates and Associates of such Beneficial Owner (or any former or proposed Beneficial Owner) as the Company or the Rights Agent shall reasonably request, (iv) have paid any tax or charge that may be imposed in connection with such transfer, split up, combination or exchange as required by Section 9(d) and (v) surrender such Right Certificate to the Rights Agent at the office of the Rights Agent designated for such purpose.  Upon the satisfaction of the foregoing conditions, the Company shall execute and deliver to the Rights Agent, and the Rights Agent shall countersign and deliver to the Person entitled thereto, a Right Certificate or Right Certificates, as the case may be, as so requested.

(b)                                 Upon receipt by the Company and the Rights Agent of (i) evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, (ii) in the case of loss, theft or destruction, indemnity or security satisfactory to them, (iii) in the case of mutilation, the original Right Certificate and (iv) at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, the Company shall execute and deliver to the Rights Agent, and the Rights Agent shall countersign and deliver to the Person entitled thereto, a new Right Certificate of like tenor in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.                                           Exercise of Rights:  Purchase Price; Expiration of Rights.

(a)                                 The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time during the Exercise Period upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purposes together with payment of the Purchase Price for each share of the Common Stock (or other securities, cash or other property, as the case may be) as to which the Rights are exercised.

(b)                                 The Purchase Price for each share of the Common Stock pursuant to the exercise of a Right shall initially be $36.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13, and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

(c)                                  Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for the Rights so exercised and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 6(a) in cash, or by certified check or cashier’s check payable to the order of the Company, the Rights Agent shall thereupon (i) promptly requisition from any transfer agent of the Common Stock of the Company (or, if the Rights Agent is the transfer agent of the Common Stock, make available) certificates for the number of shares of the Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) promptly requisition from the Company the amount of any cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of such certificates, promptly cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt, promptly deliver any such cash to or upon the order of the registered holder of such Right Certificate.

(d)                                 In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

(e)                                  Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the purported exercise of Rights pursuant to this Section 7 unless and until the registered holder thereof shall have (i) properly completed and duly executed the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or any former Beneficial Owner) thereof and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.

Section 8.                                           Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, replacement, redemption or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.                                           Covenants of the Company.

(a)                                 The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Stock, or its authorized and issued Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement.

(b)                                 So long as the shares of Common Stock (or other securities) issuable upon the exercise of Rights are listed or admitted to trading on any national securities exchange or automated quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted for trading on such exchange or automated quotation system upon official notice of issuance upon such exercise.

(c)                                  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Common Stock (or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price and compliance with all other provisions of this Agreement), be duly and validly authorized and issued and fully paid and non-assessable shares.

(d)                                 The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of the Common Stock (or other securities) upon the exercise of Rights.  Notwithstanding the foregoing, neither the Company nor the Rights Agent shall have any duty or obligation to (i) pay any tax or charge that may be payable in respect of (A) any transfer, split up, combination or exchange of Right Certificates pursuant to Section 6(a) or (B) the issuance or delivery of certificates for the Common Stock (or other securities) in a name other than that of the registered holder of the Right Certificate evidencing the Rights surrendered for exercise or (ii) take any of the foregoing actions or any other action under this Agreement that requires the payment by a Right holder of applicable taxes and/or charges unless and until any such tax or charge shall have been paid by such Right holder or until it has been established to the Company’s and the Rights Agent’s satisfaction that no such tax or charge is due.

(e)                                  The Company shall, if legally required, (i) prepare and file, as soon as reasonably possible following the Distribution Time, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of or exchangeable for the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as reasonably possible after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the end of the Exercise Period.  The Company also shall take all such action as may be required or as is appropriate under the securities or blue sky laws of such jurisdictions as may be necessary with respect to the securities purchasable upon the exercise of or exchangeable for the Rights.  The Company may temporarily suspend, for a period not to exceed one hundred twenty (120) days following the Distribution Time, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension of exercisability of Rights referred to in this paragraph, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9 and give the Rights Agent a copy of any such announcement.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

Section 10.                                    Record Date.  Each Person in whose name any certificate for shares of the Common Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights, together with the form of election to purchase properly completed and duly executed, was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open.

Section 11.                                    Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number and kind or class of shares of stock of the Company purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)                                 (i)                                     If the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the applicable transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Common Stock (or other securities) issuable upon exercise of one Right.  The adjustments provided for in this Section 11(a)(i) shall be made successively whenever such a dividend is declared or such a subdivision, combination or reclassification is effected.  If an event occurs that would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)                                  Subject to Section 24, from and after the Shares Acquisition Time, each holder of a Right shall have a right to receive, upon exercise thereof at a price equal to the

Purchase Price in effect immediately prior to the Shares Acquisition Time multiplied by the number of shares of Common Stock for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of shares of Common Stock as shall equal the result obtained by (A) multiplying such Purchase Price by the number of shares of Common Stock for which a Right is then exercisable and dividing that product by (B) 50% of the current market price per share of the Common Stock on the date on which the Shares Acquisition Time occurs; provided, however, that if the transaction that would otherwise give rise to the adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).  Notwithstanding anything in this Agreement to the contrary, however, from and after the Shares Acquisition Time, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), including, without limitation, any such Rights when held by (1) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Shares Acquisition Time, (2) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Shares Acquisition Time pursuant to either (x) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (y) a transfer that the Board determines is part of a plan, arrangement or understanding, written or otherwise, that has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), or (3) a subsequent transferee of any Person described in the foregoing clauses (1) or (2), shall be null and void without any further action and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.  No Right Certificate shall be issued pursuant to Section 3, Section 6 or Section 7(d) that represents Rights that have become null and void pursuant to the preceding sentence.  No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate) and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate) shall be cancelled.

(iii)                               To the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, the Company may, at its option, substitute for each share of Common Stock that is issuable upon the exercise of Rights in accordance with Section 11(a)(ii) (and the payment of the applicable Purchase Price therefor), but that is not so issued, an amount of cash, a reduction in Purchase Price, a number of Common Stock Equivalents, debt securities of the Company or other assets, or any combination of the foregoing, having an aggregate value that is equal to the current market price per share of the Common Stock on the date of the Redemption Deadline, where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board.  To the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, if there are not sufficient shares of Common Stock issued but not outstanding or authorized but unissued and unreserved to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall substitute for each share of Common Stock that is issuable upon the exercise of Rights in accordance with Section 11(a)(ii) (and the payment of the applicable Purchase Price therefor), but that is not so issued, an amount of cash, a reduction in Purchase Price, a number of Common Stock Equivalents, debt securities of the Company or other assets, or any combination of the foregoing, having an aggregate value that is equal to the current market price per share of the Common Stock on the date of the Redemption Deadline, where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that, if the Company does not make adequate provision to deliver such consideration within thirty (30) days following the Redemption Deadline, then (A) the Board shall determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) based on the current market price per share of the Common Stock on the date of the Redemption Deadline (the “Current Value”) over (2) the Purchase Price in effect immediately prior to the Shares Acquisition Time and (B) the Company shall deliver to each holder of a Right, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price therefor, shares of Common Stock (to the extent available) and then, if necessary, such number of Common Stock Equivalents (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If, upon any Person becoming an Acquiring Person, the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Redemption Deadline, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”).  To the extent that the Company determines that some action needs to be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock and other consideration upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)                                 In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Stock (or Common Stock Equivalents) or securities convertible into Common Stock or Common Stock Equivalents at a price per share of Common Stock or Common Stock Equivalent (or having a conversion price per share, if a security convertible into Common Stock or a Common Stock Equivalent) less than the current market price per share of the Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock and Common Stock Equivalents outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock and/or Common Stock Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock and Common Stock Equivalents outstanding on such record date plus the number of additional shares of Common Stock and/or Common Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the securities issuable upon exercise of one Right.  In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent.  Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c)                                  In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than (i) a regular periodic cash dividend, the record date for which occurs at a time when there is no Acquiring Person, or (ii) a regular periodic cash dividend, the record date for which occurs at a time when there is an Acquiring Person, at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or (iii) a dividend payable in Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of the Common Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such current market price per share of the Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Common Stock issuable upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)                                 Except as otherwise provided in Section 14(a), for the purpose of any computation hereunder, the “current market price per share” of any security (a “Security”) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that if the current market price per share of the Security is determined during the period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price per share shall be appropriately adjusted to reflect the current market price per share equivalent of such security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case (A) as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or the NASDAQ Stock Market, or (B) if the Security is not listed or admitted to trading on the New York Stock Exchange or the NASDAQ Stock Market, as reported by the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading, or (C) if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotations System or any other system then in use, or (D) if on any such date the Security is not quoted by any such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Security selected by the Board or (E) if on any such date, no such market maker is making a market in such Security, the fair market value per share of the Security on such date as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent; provided, however, that if the principal market for such Security is a non-U.S. securities exchange, the closing price for each day shall be determined by using the customary convention for determining the closing price of a security on such exchange as determined by the Board (in which event the exchange rate of the relevant currency into U.S. dollars for each Trading Day shall be determined by the Board).  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(e)                                  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other security. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the Business Day immediately preceding the end of the Pre-Exercise Period or, if such adjustment arises during the Exercise Period, no later than the Business Day immediately preceding the end of the Exercise Period.

(f)                                   If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company or of any Principal Party other than shares of the Common Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of the Common Stock contained in Section 11(a), Section 11(b), Section 11(c), Section 11(e), Section 11(h), Section 11(i) and Section 11(m), and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 with respect to the shares of the Common Stock shall apply on like terms to any such other shares.

(g)                                  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)                                 Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price per share of Common Stock, that number of shares of Common Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (A) the number of shares of Common Stock purchasable upon exercise of a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)                                     The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights (with prompt written notice thereof to the Rights Agent), indicating the record date for the adjustment to be made and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates to be so distributed shall be executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)                                    Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share of Common Stock and the number of shares of Common Stock that were expressed in the initial Right Certificates issued hereunder.

(k)                                 Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of the Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Purchase Price.

(l)                                     In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect (with prompt written notice of such election to the Rights Agent) to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)                             Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any subdivision, combination or reclassification of the Common Stock, issuance wholly for cash of any shares of the Common Stock at less than the current market price per share, issuance wholly for cash of any shares of the Common Stock or securities that by their terms are convertible into or exchangeable for Common Stock, dividends on the Common Stock payable in Common Stock or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

(n)                                 The Company agrees that, after the Redemption Deadline, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any subsidiary to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12.                                    Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 and Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief written statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) as soon as practicable thereafter, provide to each holder of a Right a notice of the occurrence of such event, specifying the event and the consequences of the event to holders of Rights under Section 11 or Section 13, as applicable.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to and shall not be deemed to have knowledge of such adjustment or event unless and until it shall have received such certificate.

Section 13.                                    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)                                 If, following the Shares Acquisition Time, (i) the Company shall consolidate with, or merge with and into, any other Person (other than one or more of its wholly-owned subsidiaries), (ii) any Person (other than one or more of its wholly-owned subsidiaries) shall consolidate with or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned subsidiaries), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (other than Rights that have become null and void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect immediately prior to the Shares Acquisition Date multiplied by the number of shares of Common Stock for which a Right would then be exercisable (whether or not such Right was then exercisable), in accordance with the terms of this Agreement and in lieu of shares of Common Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradable Senior Voting Stock (as hereinafter defined) of the Principal Party (as hereinafter defined) (including the Company as successor thereto or as the surviving corporation), not subject to any liens, encumbrances, rights of call or first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying such Purchase Price by the then number of shares of Common Stock for which a Right would then be exercisable (whether or not such Right was then exercisable) and dividing that product by (2) 50% of the current market price per share of the Senior Voting Stock of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Purchase Price and the number of shares of Senior Voting Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply to such Principal Party following the occurrence of such consolidation, merger, sale or transfer; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Senior Voting Stock in accordance with Section 9, with each reference to Common Stock in Section 9 being deemed to be a reference to the shares of its Senior Voting Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Senior Voting Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property that such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Senior Voting Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b)                                 “Principal Party” shall mean (i) in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii), (A) the Person that is the issuer of any securities into which shares of Common Stock are converted in such merger or consolidation (or, if there is more than one such issuer, the issuer of such securities that has the greatest aggregate market value of securities outstanding), or (B) if no securities are so issued, (1) the Person that is the other party to the merger if such Person survives said merger (or, if there is more than one such Person, such Person that has the greatest aggregate market value of securities outstanding) or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (3) the Person resulting from the consolidation and (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the other party to such transaction or, if more than one, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction; provided, however, that in any such case, if the Senior Voting Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (A) if such Person is a direct or indirect subsidiary of another Person the Senior Voting Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person; or (B) if such Person is a subsidiary, directly or indirectly, of more than one Person and the Senior Voting Stock of any two or more of such Persons is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Senior Voting Stock having the greatest aggregate market value of shares outstanding; or (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in such joint venture as if such joint venture were a subsidiary of both or all of such joint venturers and the Principal Party in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such joint venture bear to the total of such interests.  “Senior Voting Stock” shall mean the capital stock (or equity interest) of the Principal Party with the greatest voting power.

(c)                                  The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party or Parties shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and Section 13(b) and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets mentioned in Section 13(a), the Principal Party or Parties will (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts (A) to cause such registration statement to become effective as soon as practicable after such filing, (B) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the end of the Exercise Period, and (C) to similarly comply with applicable state securities laws, and use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange, (ii) deliver to holders of the Rights historical financial statements for the Principal Party or Parties and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act and (iii) obtain waivers of any rights of first refusal or preemptive rights in respect of the Senior Voting Stock of the Principal Party subject to purchase upon exercise of outstanding Rights, and further providing that, at all times from and after the effective time of such consolidation, merger, sale or transfer, the Principal Party or Parties shall take all necessary action to cause a sufficient number of shares of Senior Voting Stock of the Principal Party to be authorized and reserved solely for issuance upon exercise of the Rights to effect the exercise of all outstanding Rights on the terms and conditions provided for herein.

(d)                                 If the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Senior Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than the then-current market price per share thereof or securities exercisable for, or convertible into, Senior Voting Stock or Senior Voting Stock equivalents of such Principal Party at less than such then-current market price or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Senior Voting Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby covenants and agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)                                  The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction of the kind referred to in this Section 13 if (i) at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such transaction, the stockholders of the Person that constitutes, or would constitute, the Principal Party for purposes of Section 13(b) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14.                                    Fractional Rights and Fractional Shares.

(a)                                 The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of such fractional Rights that would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for each day shall be determined in the same manner as the “current market price per share” of a Security is determined pursuant to Section 11(d).

(b)                                 The Company shall not be required to issue fractions of shares of Common Stock or other Securities upon exercise or exchange of the Rights or to distribute certificates that evidence fractional shares of Common Stock or other Securities.  In lieu of fractional shares of Common Stock or other Securities, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock or other Securities, as applicable.  For purposes of this Section 14(b), the current market value of a whole share of a Security shall be the closing price of a share of such Security (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise or exchange).

(c)                                  The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional Securities upon exercise of a Right.

(d)                                 Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.

Section 15.                                    Rights of Action.

(a)                                 All rights of action in respect of this Agreement are vested in the registered holders of the Rights and any registered holder of one or more Rights (without the consent of the Rights Agent or any other registered holder of Rights) may, in such holder’s own name and for such holder’s own benefit, institute and maintain any suit, action or proceeding against the Company to enforce this Agreement or otherwise act in respect of such holder’s right to exercise such holder’s Rights in accordance with this Agreement.  Without limiting the foregoing or any remedies available to the registered holders of Rights, it is specifically acknowledged that the registered holders of Rights would not have an adequate remedy at law for any breach of this Agreement by any Person and will be entitled to an order of specific performance of any Person’s obligations under this Agreement and injunctive relief against any actual or threatened violation of the obligations of any Person under this Agreement.

(b)                                 Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any registered holder of one or more Rights or any other Person as a result of the Company’s or the Rights Agent’s inability to perform any of their respective obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 16.                                    Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)                                 prior to the Distribution Time, the Rights will be transferable only in connection with the transfer of the Common Stock;

(b)                                 after the Distribution Time, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;

(c)                                  the Company and the Rights Agent may deem and treat the Person in whose name any Right is registered as the absolute owner thereof (notwithstanding any notations of ownership or writing on any Right Certificates or any Common Stock certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

(d)                                 this Agreement may be supplemented or amended from time to time in accordance with its terms; and

(e)                                  the power and authority delegated to the Board pursuant to this Agreement shall be exclusive and shall be as set forth in Section 30.

Section 17.                                    Right Holder Not Deemed a Stockholder.  No holder, as such, of any Right shall be entitled to vote, receive dividends or other distributions, exercise preemptive rights or be deemed for any purpose the holder of the Common Stock or any other securities of the Company that may at any time be issuable on the exercise of such Right, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 12, Section 23, Section 24 or Section 25), or to receive dividends or subscription rights, or otherwise, until such Right shall have been exercised in accordance with the provisions hereof.

Section 18.                                    Concerning the Rights Agent.

(a)                                 The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

(b)                                 The Company agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises and the enforcement of this indemnification.  This indemnification shall survive the termination of this Agreement, the exercise of or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(c)                                  The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons or otherwise upon the advice of counsel as set forth in Section 20.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 19.                                    Merger or Consolidation or Change of Name of Rights Agent.

(a)                                 Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the appropriate business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21.

(b)                                 In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(c)                                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.                                    Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights, by their acceptance thereof, shall be bound:

(a)                                 The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b)                                 Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

(c)                                  The Rights Agent shall be liable hereunder for only its own gross negligence, bad faith or willful misconduct.  Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

(d)                                 The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)                                  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of Rights (including any Rights becoming null and void pursuant to Section 11(a)(ii)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, Section 11, Section 13, Section 23 or Section 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of the Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of the Common Stock will, when issued, be validly authorized and issued, fully paid and non-assessable.

(f)                                   The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)                                  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.  The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h)                                 The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)                                     The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

(j)                                    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or duly executed or indicates that the Rights are beneficially owned by an Acquiring Person or an Affiliate or Associate thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k)                                 The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of shares of Common Stock or other securities for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement, except as otherwise specifically agreed in a separate writing by the Company and the Rights Agent.

(l)                                     The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including, but not limited to, a Distribution Time, any adjustment of the Purchase Price, the existence of an Acquiring Person or any other event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26(b), and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(m)                             This Section 20 shall survive the termination of this Agreement, the exercise of or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

Section 21.                                    Change of Rights Agent.

(a)                                 The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock by registered or certified mail.  If the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail.  The Company will provide notice of any resignation (including any automatic resignation) or removal of any Rights Agent to the registered holders of the Rights by public announcement or as provided in Section 26(c) as soon as practicable after such event.

(b)                                 If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights, then the registered holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights

Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person (or an Affiliate of a Person) organized and doing business under the laws of the United States or any state of the United States, in good standing, that is authorized under such laws to exercise corporate trust powers or stock transfer powers and is subject to supervision or examination by federal or state authority and that has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and provide notice thereof to the registered holders of the Rights by public announcement or as provided in Section 26(c) as soon as practicable after such event.

(c)                                  Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.                                    Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company, at its option, may issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23.                                    Redemption.

(a)                                 The Board may, at its option, at any time prior to the Redemption Deadline (or as otherwise provided in Section 31), redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price per share of the Common Stock at the time of redemption as determined pursuant to Section 11(d)) or any other form of consideration deemed appropriate by the Board, or any combination thereof.

(b)                                 If the Company receives a Qualified Offer and the Board has not redeemed the outstanding Rights or exempted such Qualified Offer from the terms of this Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualified Offer from the terms of this Agreement, in each case by the end of sixty (60) days following the commencement of such Qualified Offer, and if the Company receives, not earlier than sixty (60) days nor later than ninety (90) days following the commencement of such Qualified Offer, a written notice complying with the terms of this Section 23(b) (the “Special

Meeting Notice”), properly executed by the holders of record (or their duly authorized proxy) of 10% or more of the shares of Common Stock then outstanding (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates), directing the Board to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the “Redemption Resolution”), then the Board shall take such actions as are necessary or desirable to cause the Redemption Resolution to be submitted to a vote of stockholders within sixty (60) Business Days following receipt by the Company of the Special Meeting Notice (the “Special Meeting Period”), including by including a proposal relating to adoption of the Redemption Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company, at any time during the Special Meeting Period and prior to a vote on the Redemption Resolution, enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Redemption Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement.  For purposes of a Special Meeting Notice, the record date for determining eligible holders of record of the Common Stock shall be the sixtieth (60th) day following the commencement of a Qualified Offer.  Any Special Meeting Notice must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth, as to the stockholders of record executing such Special Meeting Notice, (i) the name and address of such stockholders, as they appear on the Company’s books and records, (ii) the number of shares of Common Stock that are owned of record by each of such stockholders and (iii) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner.  Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Redemption Resolution, or no position with respect to the Redemption Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.  In the event that (A) no Person has become an Acquiring Person prior to the effective date of redemption referred to below in this sentence, (B) the Qualified Offer continues to be a Qualified Offer prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) and (C) either (1) the Special Meeting is not held on or prior to the Outside Meeting Date or (2) at the Special Meeting at which a quorum is present, the holders of a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) vote in favor of the Redemption Resolution, then all of the Rights shall be deemed redeemed at the Redemption Price by such failure to hold the Special Meeting or as a result of the adoption of the Redemption Resolution by the stockholders of the Company (or the Board shall take such other action as may be necessary to prevent the existence of the Rights from interfering with the consummation of the Qualified Offer), such redemption to be effective, as the case may be, (x) as of the close of business on the Outside Meeting Date if a Special Meeting is not held on or prior to such date or (y) if a Special Meeting is held on or prior to the Outside Meeting Date, as of the date on which the results of the vote adopting the Redemption Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting.

(c)                                  Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a) or the effectiveness of a redemption of the Rights pursuant to Section 23(b), in either case, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption and, within ten (10) days after such action causing a redemption of the Rights pursuant to Section 23(a) or Section 23(b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Time, on the registry books of the transfer agent for the Common Stock.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Notwithstanding the foregoing, the failure to give, or any defect in, any notice required to be made or given pursuant to this Section 23(c) shall not affect the validity of the redemption of the Rights.

(d)                                 Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, and other than in connection with the repurchase of Common Stock prior to the Distribution Time.

Section 24.                                    Exchange.

(a)                                 The Board may, at its option, at any time after the Redemption Deadline, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person becomes the Beneficial Owner of 50% or more of the voting power of the shares of Common Stock then outstanding.  From and after the occurrence of an event specified in Section 13(a), any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be only exercisable in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)                                 Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange by first class mail to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

(c)                                  To the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, the Company may (at its option) and shall (if there are not sufficient shares of Common Stock issued but not outstanding or authorized but unissued and unreserved to permit the exchange in full of the Rights in accordance with Section 24(a)) substitute for each share of Common Stock that is issuable upon the exchange of Rights in accordance with Section 24(a), but that is not so issued, an amount of cash, a number of Common Stock Equivalents, debt securities of the Company or other assets, or any combination of the foregoing, having an aggregate value that is equal to the current market price per share of Common Stock on the date of such exchange, where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board.

Section 25.                                    Notice of Certain Events.  If the Company shall propose at any time following the Distribution Time to:

(a)                                 pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid);

(b)                                 offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of the Common Stock or shares of stock of any class or any other securities, rights or options;

(c)                                  effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding Common Stock);

(d)                                 effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person;

(e)                                  effect the liquidation, dissolution or winding up of the Company; or

(f)                                   declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then the Company shall give to each holder of a Right a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock, if any such date is to be fixed.  Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock, whichever shall be the earlier.

Section 26.                                    Notices.

(a)                                 Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

ALCO Stores, Inc.

751 Freeport Parkway

Coppell, Texas 75019

Attention:  Chief Executive Officer

(b)                                 Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention:  Client Services

(c)                                  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right shall be sufficiently given or made if sent by overnight delivery service or first class mail, postage prepaid, or by such other means used by the Company to deliver proxy statements to its stockholders, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.                                    Supplements and Amendments.  At any time when the Rights are redeemable, the Company may from time to time, in its sole and absolute discretion, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights.  At any time when the Rights are not redeemable, the Company may supplement or amend this Agreement without the approval of any holders of Rights in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder or (d) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable, provided that, in each such case, such supplement or amendment does not (i) in any manner adversely affect the interests of the holders of Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) as such, (ii) cause this Agreement to become amendable other than in accordance with this Section 27 or (iii) cause the Rights to again become redeemable.

Upon the delivery of a certificate from an appropriate officer of the Company that states that a proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, execute any such supplement or amendment that adversely affects the Rights Agent’s rights, duties, obligations or immunities under this Agreement.

Section 28.                                    Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.                                    Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights.

Section 30.                                    Determinations and Actions by the Board.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights, or to amend this Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other Persons and (ii) not subject the Board or any member of the Board to any liability to the holders of the Rights or any other Person.

Section 31.                                    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the close of business on the tenth (10th) Business Day following the date of such determination by the Board.

Section 32.                                    Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Section 33.                                    Descriptive Headings; References; Calculation of Time Periods.  Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.  Except as otherwise specifically provided, any reference to any section or exhibit will be deemed to refer to such section of or exhibit to this Agreement.    Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.

Section 34.                                    Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

{Remainder of Page Left Intentionally Blank}

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Rights Agreement to be duly executed as of the day and year first above written.

ALCO STORES, INC.

By:	/s/ Royce Winsten
Name:	Royce Winsten
Title:	Chairman of the Board

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Robert A. Buckley, Jr.
Name:	Robert A. Buckley, Jr.
Title:	Senior Vice President

Signature Page to Amended and Restated Rights Agreement

Exhibit A

Form of Right Certificate

Certificate No.	Rights

THE RIGHTS EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED RIGHTS AGREEMENT DESCRIBED BELOW.  THE RIGHTS ARE NOT EXERCISABLE AFTER THE EXPIRATION DATE (OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS).  THE RIGHTS ARE SUBJECT, AT THE OPTION OF THE COMPANY, TO REDEMPTION AT $0.0001 PER RIGHT OR TO EXCHANGE, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (OR ANY AFFILIATE OR ASSOCIATE THEREOF) SHALL BECOME NULL AND VOID.

Right Certificate

ALCO STORES, INC.

This certifies that                                        or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of June 9, 2014 (the “Rights Agreement”) between ALCO Stores, Inc., a Kansas corporation (the “Company”), and Computershare Trust Company, N.A., a national banking association (the “Rights Agent”), to purchase from the Company at any time during the Exercise Period at the office of the Rights Agent, or its successors as Rights Agent, designated for such purposes, one fully paid and non-assessable share of the Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a purchase price of $36.00 per share of Common Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of shares of Common Stock that may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of                          , 20    , based on the shares of the Common Stock as constituted at such date.  As provided in the Rights Agreement, the Purchase Price, the number and kind or class of shares of stock of the Company or other property that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

As provided in the Rights Agreement, from and after the time when any Person first becomes an Acquiring Person, any Rights that are acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of any Acquiring Person) shall be null and void without any further action and any holder of such Rights (including any successor holder thereof) shall thereafter have no right to exercise such Rights or receive any consideration therefor under any provision of the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof, and reference is hereby made to such Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent designated for such purposes, and are available free of charge from the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purposes, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of the Common Stock (or other securities or property as provided pursuant to any adjustment made in accordance with the Rights Agreement) as the Rights evidenced by the Right Certificate or Right Certificates surrendered entitled such holder to purchase.

If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Board may, but is not required to, exchange the Rights evidenced by this Certificate, in whole or in part, for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right (subject to adjustment as provided in the Rights Agreement), or for shares of other stock or other consideration having an equivalent value.

If any term, provision, covenant or restriction of the Rights Agreement is held by any court or authority to be invalid, void or unenforceable and the Board determines in good faith that severing the invalid language from the Rights Agreement would adversely affect the purpose or effect of the Rights Agreement, the Board may, but is not required to, redeem the Rights evidenced by this Certificate, in whole but not in part, at a price of $0.0001 per Right (subject to adjustment) until the close of business on the tenth (10th) Business Day following the date of such determination by the Board.  The Company may, at its option, pay the redemption price in cash, shares of Common Stock or any other form of consideration deemed appropriate by the Board, or any combination thereof.

No fractional shares of the Common Stock (or other securities for which a Right may be exercisable) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock (or of any other securities that may at any time be issuable on the exercise hereof), nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided herein and in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

All capitalized terms used but not defined in this Right Certificate shall have the meaning ascribed thereto in the Rights Agreement.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of , 20 .

ALCO STORES, INC.

By:
Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED                                                        hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, with respect to                                  Rights represented by this Right Certificate, and does hereby irrevocably constitute and appoint                                                                Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated: , 20

Signature

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

(to be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (each, as defined in the Rights Agreement).

Signature

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the Right Certificate)

TO:  ALCO STORES, INC.

The undersigned hereby irrevocably elects to exercise                                                  Rights represented by this Right Certificate to purchase the shares of the Common Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

[Please insert social security or other identifying number]

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

[Please insert social security or other identifying number]

(Please print name and address)

Dated: , 20

Signature

(Signature must conform in all respects to the name of holder as written upon the face of this Right Certificate, without alteration or enlargement or any change whatsoever.)

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

(to be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Exhibit B

ALCO STORES, INC.

SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK

On May 3, 2013, the Board of Directors (the “Board”) of ALCO Stores, Inc. (the “Company”) declared a dividend distribution of one common stock purchase right (a “Right”) for each outstanding share of common stock, $0.0001 par value, of the Company (the “Common Stock”).  The distribution was paid on May 13, 2013 to the stockholders of record at the close of business on May 13, 2013.  Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $36.00 per share (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement dated June 9, 2014 (the “Restated Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

A copy of the Restated Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K dated June 9, 2014.  Copies of the Restated Rights Agreement are available free of charge from the Rights Agent.  The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Restated Rights Agreement, which is hereby incorporated herein by reference.

Until the Distribution Time (as defined below), the Rights will be evidenced by the certificates for the Common Stock registered in the names of the holders thereof (if the Common Stock is certificated) or the registration of shares of Common Stock in the book entry ownership records of the transfer agent for the Common Stock (if the Common Stock is uncertificated).  Until the Distribution Time, the Rights will be transferable only in connection with the transfer of the Common Stock and the transfer of any shares of Common Stock will also constitute the transfer of the Rights associated with such shares of Common Stock.

The “Distribution Time” will be the close of business on the tenth (10th) business day after the Redemption Deadline.  The “Redemption Deadline” will be the earlier to occur of (i) the first public announcement (by the Company or an Acquiring Person) that a person or entity has become an Acquiring Person and (ii) the time when a majority of the members of the Board then in office has actual knowledge that a person or entity has become an Acquiring Person.  An “Acquiring Person” is a person or entity that has acquired beneficial ownership (which includes stock held by such party’s affiliates and associates and stock referenced in derivative transactions and securities) of 20% or more of the outstanding shares of the Common Stock.  A person or entity that, at the time of the first public announcement of the Rights Agreement, dated May 3, 2013, that was amended and restated by the Restated Rights Agreement, was already the beneficial owner of 20% or more of the outstanding Common Stock, will not be considered an Acquiring Person unless that person or entity acquired or acquires one additional shares of Common Stock after that time (subject to specified exceptions).

As soon as practicable following the Distribution Time, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Time and, following the Distribution Time, such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Time.  The Rights will expire on the earlier to occur of September 30, 2014, if and only if the Rights Agreement has not been approved by at least a majority of the total voting power of the shares entitled to vote and present in person or represented by proxy at a meeting of the Company’s stockholders, at which a quorum is present, duly held in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws and in accordance with applicable law (the “Stockholder Approval”) on or prior to September 30, 2014, or June 9, 2017, if and only if the Stockholder Approval has been obtained on or prior to September 30, 2014, unless such date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of shares of the Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price per share of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Common Stock) or of subscription rights or warrants (other than those referred to above).

From and after the time when any party first becomes an Acquiring Person (the “Shares Acquisition Time”), any Rights that are acquired or beneficially owned by any Acquiring Person (or any affiliate or associate of any Acquiring Person) shall be null and void without any further action and any holder of such Rights (including any successor holder thereof) shall thereafter have no right to exercise such Rights or receive any consideration therefor under any provision of the Restated Rights Agreement (including any cash, securities or other property delivered by the Company upon the redemption or exchange of the Rights).

From and after the Shares Acquisition Time, each holder of a Right will thereafter have the right to receive, upon exercise of a Right and payment of the Purchase Price, a number of shares of the Common Stock equal to the Purchase Price divided by 50% of the current market price for a shares of Common Stock (that is, Common Stock having a market value of two times the Purchase Price).

If, after the Shares Acquisition Time, the Company is party to a merger or consolidation in which the Company does not survive or in which its Common Stock is exchanged for cash or the securities of another entity or the Company sells assets aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) (a “Section 13 Transaction”), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, a number of shares of the senior voting stock of the principal acquiring party equal to the Purchase Price divided by 50%

of the market price (as of the date of the Section 13 Transaction) for a share of such senior voting stock (that is, such senior voting stock having a market value of two times the Purchase Price).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Common Stock (or other securities for which a Right may be exercisable) will be issued upon the exercise of any Right or Rights and, in lieu thereof, a cash payment will be made based on the market price of the Common Stock or such other securities, as applicable, on the last trading date prior to the date of exercise.

At any time prior to the Redemption Deadline, the Board may, but is not required to, redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (subject to adjustment) (the “Redemption Price”).  In addition, if a Qualified Offer (as described below) is made, the record holders of 10% or more of the outstanding shares of Common Stock (other than shares held by the offeror and its affiliated and associated persons) may direct the Board to call a special meeting of stockholders to consider a resolution authorizing a redemption of all Rights.  If the special meeting is not held within ninety (90) Business Days of being called or if, at the special meeting, the holders of a majority of the shares of Common Stock outstanding (other than shares held by the offeror and its affiliated and associated persons) vote in favor of the redemption of the Rights, then the Board will redeem the Rights or take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualified Offer.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock, any other form of consideration or any combination thereof. In addition, if any term, provision, covenant or restriction of the Restated Rights Agreement is held by any court or authority to be invalid, void or unenforceable and the Board determines in good faith that severing the invalid language from the Restated Rights Agreement would adversely affect the purpose or effect of the Restated Rights Agreement, the Board may, but is not required to, redeem the Rights, in whole but not in part, for the Redemption Price until the close of business on the tenth (10th) Business Day following the date of such determination by the Board (even if after the Redemption Deadline).

A Qualified Offer is an offer determined by a majority of the Board to be a fully financed offer for all outstanding shares of Common Stock at a per share offer price that exceeds the greatest of certain price thresholds specified in the Restated Rights Agreement and that does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate. A Qualified Offer is conditioned upon a minimum of at least two-thirds of the outstanding shares of Common Stock not held by the offeror (and its affiliated and associated persons) being tendered and not withdrawn, subject to other customary terms and conditions, with a commitment to acquire all shares of Common Stock not tendered for the same consideration. If the Qualified Offer includes non-cash consideration, such consideration must consist solely of freely-tradeable common stock of a publicly traded company, and the board and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the consideration is fair and adequate.  A Qualified Offer must also remain open for at least one hundred twenty (120) days following commencement.

At any time after the Redemption Deadline, the Board may, at its option, exchange the Rights, in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment), or for shares of other stock having an equivalent value.  The Board’s exchange right may not be exercised after an Acquiring Person becomes the beneficial owner of 50% or more of the voting power of the shares of Common Stock then outstanding or after a Section 13 Transaction.

Immediately upon the action of the Board to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock (or other consideration) exchangeable for the Rights, as applicable.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.